EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

          - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                  DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND
                                   a series of
               Davis Intermediate Investment Grade Bond Fund, Inc.


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 10, 2000


The undersigned, revoking all Proxies heretofore given, hereby appoints Kenneth Eich, Sharra Reed, and Thomas Tays or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Davis Intermediate Investment Grade Bond Fund ("Davis Intermediate Fund"), a series of Davis Intermediate Investment Grade Bond Fund, Inc., that the undersigned is entitled to vote at the special meeting of shareholders of Davis Intermediate Fund to be held at 10:00 a.m. on Friday, March 10, 2000 at the offices of Davis Intermediate Fund, 124 East Marcy Street, Santa Fe, New Mexico 87501 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

Date


----------------------------------------

----------------------------------------
Signature(s) and Title(s), if applicable

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND, INC. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS

INDICATED. THE BOARD OF DIRECTORS OF DAVIS INTERMEDIATE
INVESTMENT GRADE BOND FUND, INC. RECOMMENDS A VOTE FOR THE
PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO
NOT USE RED INK. EXAMPLE:             X


1. To approve an Agreement and Plan of Reorganization whereby Evergreen Intermediate Term Bond Fund, a series of Evergreen Fixed Income Trust, will (i) acquire all of the assets of Davis Intermediate Fund in exchange for shares of Evergreen Intermediate Term Bond Fund; and (ii) assume the identified liabilities of Davis Intermediate Fund, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR               ---- AGAINST            ---- ABSTAIN

2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


---- FOR               ---- AGAINST            ---- ABSTAIN